Exhibit (14)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 26, 2009, relating to the financial statements and financial highlights of Transamerica Partners Value, Transamerica Partners Large Value, Transamerica Partners Growth, Transamerica Partners Large Growth, Transamerica Partners Total Return Bond and Transamerica Partners Core Bond which appears in the December 31, 2008 Annual Report to Shareholders of the Transamerica Partners Funds Group and of our report dated February 26, 2009, relating to the financial statements and financial highlights of the Transamerica Partners Institutional Value, Transamerica Partners Institutional Large Value, Transamerica Partners Institutional Growth, Transamerica Partners Institutional Large Growth, Transamerica Partners Institutional Total Return Bond and Transamerica Partners Institutional Core Bond which appears in the December 31, 2008 Annual Report to Shareholders of the Transamerica Partners Institutional Funds Group, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, and “Representations and Warranties” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
September 15, 2009